Exhibit 24.1
AMERICAN PUBLIC EDUCATION, INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of American Public Education, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Wallace E. Boston, Jr. and Harry T. Wilkins, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the American Public Education, Inc. 2002 Stock Incentive Plan or the American Public Education, Inc. 2007 Omnibus Incentive Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

November 9, 2007	/s/ Wallace E. Boston, Jr. Wallace E. Boston	President, Chief Executive Officer and Director

November 5, 2007	/s/ Phillip A. Clough	Chairman

Phillip A. Clough

November 5, 2007	/s/ J. Christopher Everett J. Christopher Everett	Director

November 9, 2007	/s/ F. David Fowler F. David Fowler	Director

November 9, 2007	/s/ Jean C. Halle Jean C. Halle	Director

November 5, 2007	/s/ David L. Warnock David L. Warnock	Director

November 5, 2007	/s/ Timothy T. Weglicki Timothy T. Weglicki	Director